                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-83239 of Globalstar Telecommunications Limited, Globalstar, L.P., and Globalstar Capital Corporation on Form S-3 of our reports dated February 16, 1999, on the consolidated financial statements of Globalstar, L.P. and the financial statements of Globalstar Telecommunications Limited included in the Annual Report on Form 10-K of Globalstar Telecommunications Limited and Globalstar, L.P. for the year ended December 31, 1998 and the use of our reports dated February 16, 1999, on the balance sheets of Globalstar Capital Corporation and Loral/Qualcomm Satellite Services, L.P. as of December 31, 1998 and 1997, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus

DELOITTE & TOUCHE LLP

San Jose, California
August 16, 1999